                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                   FORM 8-K/A

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(D) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) APRIL 11, 1997


                                 GARGOYLES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


        WASHINGTON             0-21355            91-1247269
 (STATE OF INCORPORATION)   (COMMISSION         (IRS EMPLOYER
                             FILE NUMBER)      IDENTIFICATION NO.)



                             5866 SOUTH 194TH STREET
                             KENT, WASHINGTON 98032
                                 (206) 872-6100
   (ADDRESS AND TELEPHONE NUMBER OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS (AS PREVIOUSLY STATED IN FORM 8-K FILED ON APRIL 28, 1997).

  (a) On April 11, 1997, Gargoyles Acquisition Corporation, a newly formed Washington corporation ("Purchaser") and wholly-owned subsidiary of Gargoyles, Inc. ("Registrant") acquired substantially all the assets, and assumed certain liabilities, of Sungold Enterprises, LTD., a New York corporation ("Sungold"), pursuant to the terms of an Asset Purchase and Sale Agreement dated April 10, 1997, by and between Sungold and its shareholders and Purchaser (the "Agreement").

      The purchased assets include tangible assets, contracts, warranties, books and records, drawings and designs, leasehold interests, license agreements and other intellectual properties including rights to the Sungold name. Certain members of Sungold's management, including its president, were hired by Purchaser and will continue to operate the Sungold sunglass business from Sungold's facilities in Farmingdale, New York.

      As consideration for the purchased assets, Purchaser paid $10,970,000 cash at the closing and agreed to pay, subject to certain conditions, additional amounts equal to 7.5% of Purchaser's net sales in excess of $7 million in each of the calendar years ending December 31, 1997, 1998 and 1999.

      The purchase price was paid with funds borrowed from U. S. Bank of Washington, National Association under Registrant's long-term credit facility. The purchase price will be allocated among the purchased assets based on the fair value of the assets acquired and the obligations assumed.

   (b)Sungold was a sunglass design and distribution company with its principal executive office in Farmingdale, New York. Sungold's plant and equipment were used for designing and manufacturing sunglasses. Registrant intends to continue using these assets in a similar manner.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

                                      INDEX

(A)   FINANCIAL STATEMENTS OF SUNGOLD ENTERPRISES, LTD.

Report of Ernst & Young LLP, Independent Auditors............................  3

Balance Sheets...............................................................  4

Statements of Operations and Retained Earnings...............................  5

Statements of Cash Flows.....................................................  6

Notes to Financial Statements................................................  7


(B)  PRO FORMA FINANCIAL INFORMATION (UNAUDITED).

Pro Forma Financial Information Basis of Presentation.......................  12

Pro Forma Consolidated Balance Sheets.......................................  13

Pro Forma Consolidated Statements of Operations.............................  14


(C)  EXHIBITS

23.1 Consent of Ernst & Young LLP, Independent Auditors.......................18

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

To the Board of Directors and Shareholders
Gargoyles, Inc.

      We have audited the accompanying balance sheets of Sungold Enterprises, Ltd. as of December 31, 1996 and 1995, and the related statements of operations and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Sungold Enterprises, Ltd. at December 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.



                                ERNST & YOUNG LLP


Seattle, Washington
May 22, 1997

                            SUNGOLD ENTERPRISES, LTD.
                                 BALANCE SHEETS


                                                          December 31,
                                                   --------------------------      March 31,
                                                      1995            1996            1997
                                                   ----------      ----------      ----------
ASSETS                                                                            (Unaudited)
Current assets:
  Cash and cash equivalents                        $  346,990      $  618,611      $  103,430
  Trade receivables, less allowances
    for doubtful accounts of $28,394,
    $40,000 and $40,000                             1,416,023         819,146       2,574,321
  Inventories                                       1,901,405       1,797,683       1,441,898
  Other current assets and
    prepaid expenses                                   48,862          82,424          68,936
                                                   ----------      ----------      ----------
Total current assets                                3,713,280       3,317,864       4,188,585
Property and equipment, net                            83,964          92,796         119,632
Other assets                                            6,747          16,747          16,694
                                                   ==========      ==========      ==========
Total assets                                       $3,803,991      $3,427,407      $4,324,911
                                                   ==========      ==========      ==========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Notes payable to bank                            $  194,103      $   93,049      $  401,497
  Accounts payable                                    371,096         731,017         978,029
  Accrued bonuses                                   1,670,000         656,000         624,500
  Accrued expenses and other
    current liabilities                               293,004         517,970         332,901
                                                   ----------      ----------      ----------
Total current liabilities                           2,528,203       1,998,036       2,336,927
                                                   ----------      ----------      ----------
Notes payable to shareholder                          275,200         275,200         275,200
                                                   ----------      ----------      ----------

Commitments and contingencies

Shareholders' equity:
  Common stock, no par value, authorized
     shares--100, issued and outstanding--8.1           8,100           8,100           8,100
  Additional paid-in capital                          227,700         227,700         227,700
  Retained earnings                                   764,788         918,371       1,476,984
                                                   ----------      ----------      ----------
Total shareholders' equity                          1,000,588       1,154,171       1,712,784
                                                   ----------      ----------      ----------

Total liabilities and shareholders' equity         $3,803,991      $3,427,407      $4,324,911
                                                   ==========      ==========      ==========


                             See accompanying notes.

                            SUNGOLD ENTERPRISES, LTD.
                 STATEMENTS OF OPERATIONS AND RETAINED EARNINGS




                                                                             Period from
                                              Year Ended December 31,        January 1 to
                                            ----------------------------       March 31,
                                               1995              1996            1997
                                            -----------      -----------      ----------
                                                                              (Unaudited)
Net sales                                   $11,525,181      $13,404,588      $4,261,187

Cost of sales                                 4,445,217        5,417,067       1,894,249
                                            -----------      -----------      ----------

Gross profit                                  7,079,964        7,987,521       2,366,938
                                            -----------      -----------      ----------

Operating expenses:
    Sales and marketing                       3,738,961        4,413,145       1,077,186
    General and administrative                2,611,690        2,840,315         501,921
    Shipping and warehousing                    434,793          524,631         168,397
    Research and development                     27,713           45,785          27,368
                                            -----------      -----------      ----------
Total operating expenses                      6,813,157        7,823,876       1,774,872
                                            -----------      -----------      ----------

Income from operations                          266,807          163,645         592,066

Interest, net                                    47,970           10,062          19,907
                                            -----------      -----------      ----------

Income before income taxes                      218,837          153,583         572,159

State income tax provision                       26,000              -            13,546
                                            -----------      -----------      ----------

Net income                                      192,837          153,583         558,613

Retained earnings, beginning of period          571,951          764,788         918,371
                                            -----------      -----------      ----------

Retained earnings, end of period            $   764,788      $   918,371      $1,476,984
                                            ===========      ===========      ==========





                             See accompanying notes.

                            SUNGOLD ENTERPRISES, LTD.
                            STATEMENTS OF CASH FLOWS


                                                                                        Period from
                                                         Year Ended December 31,        January 1 to
                                                      ---------------------------         March 31,
                                                          1995            1996              1997
                                                      -----------       ---------       -----------
                                                                                        (Unaudited)
OPERATING ACTIVITIES
Net income                                            $   192,837       $ 153,583       $   558,613
Adjustments to reconcile net income
  to net cash provided by (used in)
    operating activities:
    Depreciation                                           29,668          36,408            10,233
    Changes in assets and liabilities:
           Accounts receivable                           (507,361)        596,877        (1,755,175)
           Inventories                                   (700,766)        103,722           355,785
           Other current assets and other assets          (18,640)        (33,562)           13,541
           Accounts payable, accrued expenses
                and other current liabilities           1,399,148        (429,113)           30,443
                                                      -----------       ---------       -----------
Net cash provided by (used in) operating
  activities                                              394,886         427,915          (786,560)
                                                      -----------       ---------       -----------

INVESTING ACTIVITIES
Acquisition of property and equipment                     (36,703)        (55,240)          (37,069)
                                                      -----------       ---------       -----------

FINANCING ACTIVITIES
Net proceeds (repayment) under notes
   payable to bank                                        (85,999)       (101,054)          308,448
                                                      -----------       ---------       -----------

Net increase (decrease) in cash and
   cash equivalents                                       272,184         271,621          (515,181)

Cash and cash equivalents, beginning
   of period                                               74,806         346,990           618,611
                                                      -----------       ---------       -----------

Cash and cash equivalents, end of period              $   346,990       $ 618,611       $   103,430
                                                      ===========       =========       ===========



                             See accompanying notes.

                            SUNGOLD ENTERPRISES, LTD.

                          NOTES TO FINANCIAL STATEMENTS
           (INFORMATION AS OF MARCH 31, 1997 AND FOR THE PERIOD FROM
                 JANUARY 1, 1997 TO MARCH 31, 1997 IS UNAUDITED)





1.  SIGNIFICANT ACCOUNTING POLICIES

     Principal Industry and Sale of Company to Gargoyles

      Sungold Enterprises, Ltd. ("Sungold" or "the Company") a New York corporation formed in 1955, is primarily involved in the manufacture and wholesale distribution of eyewear products. The Company manufactures two principal lines of premium sunglasses; Stussy EyeGear, a young men's fashion brand licensed to Sungold by Stussy, Inc., and Anarchy Eyewear, a cutting-edge brand popular with alternative sports enthusiasts age 15 to 25.

      On April 11, 1997, the Company sold substantially all of its assets and certain liabilities to Gargoyles, Inc., another manufacturer of sunglasses. As consideration for the purchased assets, Gargoyles paid $10,970,000 cash at the closing and agreed to pay, subject to certain conditions, additional amounts equal to 7.5% of Sungold's net sales in excess of $7 million in each of the calendar years ending December 31, 1997, 1998 and 1999.

     Interim Financial Information

      The financial information at March 31, 1997 and for the period from January 1 to March 31, 1997 is unaudited, but includes all adjustments (consisting only of normal recurring adjustments) that the Company considers necessary for a fair presentation of the financial position at such date and the operating results and cash flows for such period. The Company's net sales are subject to seasonal variations. Accordingly, operating results for the January 1 to March 31, 1997 period are not necessarily indicative of the results that may be expected for the entire year.

     Cash and Cash Equivalents

      The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

     Revenue Recognition

      Revenue is recognized when merchandise is shipped to a customer.

     Warranties

      The Company's sunglasses are covered by a warranty against defects in material and workmanship.

                            SUNGOLD ENTERPRISES, LTD.

                          NOTES TO FINANCIAL STATEMENTS
           (INFORMATION AS OF MARCH 31, 1997 AND FOR THE PERIOD FROM
                 JANUARY 1, 1997 TO MARCH 31, 1997 IS UNAUDITED)



    Inventories

      Inventories are stated at the lower of weighted average cost or market and consist of finished goods.

     Property and Equipment

      Property and equipment are stated at cost, net of accumulated depreciation and amortization. Significant additions and improvements are capitalized. Maintenance and repairs are expensed as incurred. The Company provides for depreciation and amortization using the straight-line method which recognizes the cost over the estimated useful lives of the respective assets or, as to leasehold improvements, the term of the related lease if less than the estimated useful life.

     Advertising Expense

      The cost of advertising is expensed as incurred. The Company incurred $141,775 and $259,596 in advertising costs for the years ended December 31, 1995 and 1996, respectively.

     Income Taxes

      The Company is not liable for federal and substantially all state income tax, as the shareholders have elected to treat the Company as an "S Corporation." As such, the individual shareholders are liable for the federal and substantially all state taxes on corporate income.

      The Company made state income tax payments totaling $14,725 and $30,172 during the years ended December 31, 1995 and 1996, respectively.

     Concentration of Credit Risk and Financial Instruments

      The Company sells its products to local and national companies throughout the United States. The Company performs ongoing credit evaluations of its customers and generally does not require collateral. The Company maintains an allowance for doubtful accounts at a level which management believes is sufficient to cover potential credit losses.

                            SUNGOLD ENTERPRISES, LTD.

                          NOTES TO FINANCIAL STATEMENTS
           (INFORMATION AS OF MARCH 31, 1997 AND FOR THE PERIOD FROM
                 JANUARY 1, 1997 TO MARCH 31, 1997 IS UNAUDITED)



      For the years ended December 31, 1995 and 1996, the Company had sales to one major customer of approximately $5,547,000 and $5,457,000, respectively due from this customer. Accounts receivable include approximately $972,000 due from this customer at December 31, 1995. No amounts were due from this customer at December 31, 1996.

     Use of Estimates

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

2.  PROPERTY AND EQUIPMENT

      Property and equipment consist of the following:

                                               December 31,
                                       -------------------------       March 31,
                                          1995            1996            1997
                                       ---------       ---------       ---------
Machinery and equipment .........      $ 163,661       $ 200,250       $ 203,029
Furniture and fixtures ..........        122,796         125,062         159,352
Leasehold Improvements ..........          4,090          10,475          10,475
                                       ---------       ---------       ---------

                                         290,547         335,787         372,856

Less accumulated depreciation and
  amortization ..................       (206,583)       (242,991)       (253,224)
                                       ---------       ---------       ---------

Property and equipment, net .....      $  83,964       $  92,796       $ 119,632
                                       =========       =========       =========

                            SUNGOLD ENTERPRISES, LTD.

                          NOTES TO FINANCIAL STATEMENTS
           (INFORMATION AS OF MARCH 31, 1997 AND FOR THE PERIOD FROM
                 JANUARY 1, 1997 TO MARCH 31, 1997 IS UNAUDITED)


3.  NOTES PAYABLE

      Under line of credit arrangements with a bank, the Company may borrow up to $1,750,000. These arrangements expire December 31, 1997. At December 31, 1996, the unused portion of the credit line was $907,000. Borrowings under the arrangements bear interest at the bank's reference rate plus 1.5% (8.5% at December 31, 1996), payable monthly. Amounts borrowed under the arrangements are secured by the Company's accounts receivable and inventories, and personally guaranteed by the Company's shareholders.

      The note payable to shareholder represents long-term advances from the majority shareholder. These advances are subordinate to the bank debt. Borrowings under the advances bear interest at 10%, payable monthly.

      The Company made interest payments totaling $84,773 and $73,595 during the years ended December 31, 1995 and 1996, respectively.

4.  PROFIT SHARING PLAN

      The Company has a profit sharing plan which covers substantially all employees who have a minimum of one year of service and meet other requirements. The profit sharing plan contribution, which is determined by the Company's Board of Directors, was $100,000 for each of the years ended December 31, 1995 and 1996.

5.  COMMITMENTS AND CONTINGENCIES

     License Agreement

      In October 1992, the Company entered into a License Agreement ("the Agreement") with Stussy, Inc. to design, develop, manufacture and distribute the Stussy EyeGear sunglass line. The Agreement's initial term expired April 30, 1997, with options to renew for two additional five-year terms. License fees, which are based on a percentage of sales, were approximately $724,000 and $720,000 for the years ended December 31, 1995 and 1996, respectively.

     Letters of Credit

      In connection with certain inventory purchases, the Company enters into letter of credit agreements with a bank. At December 31, 1995 and 1996, the Company had open letters of credit of approximately $259,000 and $407,000, respectively.

                            SUNGOLD ENTERPRISES, LTD.

                          NOTES TO FINANCIAL STATEMENTS
           (INFORMATION AS OF MARCH 31, 1997 AND FOR THE PERIOD FROM
                 JANUARY 1, 1997 TO MARCH 31, 1997 IS UNAUDITED)



     Office and Warehouse Lease

      The Company rents its office and warehouse space under a lease which expires November 30, 2001. The lease provides for the Company to pay certain utility and maintenance expenses in addition to the monthly rent.

      Future minimum lease payments, exclusive of these additional expenses, are as follows:

Year ending December 31:
1997........................................$183,000
1998.........................................189,000
1999.........................................194,000
2000.........................................200,000
2001.........................................206,000
                                            --------

                                            $972,000
                                            ========

      Rent expense for the years ended December 31, 1995 and 1996 was approximately $98,000 and $104,000, respectively.

                                GARGOYLES, INC.

             PRO FORMA FINANCIAL INFORMATION BASIS OF PRESENTATION

        The following Pro Forma Consolidated Balance Sheets as of March 31, 1997 are unaudited and were prepared as if the Sungold Acquisition, which was consummated in April 1997, was effective as of March 31, 1997. The following Pro Forma Consolidated Statements of Operations for the year ended December 31, 1996 and the three months ended March 31, 1997 are unaudited and were prepared as if the Sungold Acquisition was effective as of January 1, 1996 and January 1, 1997, respectively. The Pro Forma Consolidated Statements of Operations do not purport to represent what the Company's results of operations would actually have been if the Sungold Acquisition had in fact occurred on such dates or to project the Company's results of operations for any future period. The Pro Forma Consolidated Statements of Operations are based on the historical financial statements of the Company and Sungold and give effect to the Sungold Acquisition under the purchase method of accounting.

                                GARGOYLES, INC.
                     Pro Forma Consolidated Balance Sheets
                                 March 31, 1997
                                  (unaudited)

                                                                                 PRO FORMA
                                                 GARGOYLES        SUNGOLD       ADJUSTMENTS           PRO FORMA
                                                -----------     ----------      -----------          -----------
ASSETS
Current assets:
  Cash and cash equivalents                     $     1,100     $  103,430      $         -          $   104,530
  Trade receivables, net                         12,516,578      2,574,321                           $15,090,899
  Inventories                                     9,238,919      1,441,898                            10,680,817
  Trade credits                                     217,253              -                               217,253
  Other current assets and
   prepaid expenses                               5,216,148         68,936                             5,285,084
                                                -----------     ----------      -----------          -----------
Total current assets                             27,189,998      4,188,585                -           31,378,583
Property and equipment, net                       3,382,454        119,632                             3,502,086
Intangibles, net                                  2,902,721              -        9,697,016(1)        12,599,737
Other assets                                        276,979         16,694                -              293,673
                                                -----------     ----------      -----------          -----------
Total assets                                    $33,752,152     $4,324,911      $ 9,697,016          $47,774,079
                                                ===========     ==========      ===========          ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Notes payable to bank                         $         -     $  401,497      $  (401,497)(2)      $         -
  Accounts payable                                4,351,668        978,029                -            5,329,697
  Accrued expenses and other
    current liabilities                           3,041,697        957,401          315,000(3)         4,314,098
                                                -----------     ----------      -----------          -----------
Total current liabilities                         7,393,365      2,336,927          (86,497)           9,643,795
                                                -----------     ----------      -----------          -----------
Notes payable to bank                             4,482,118              -       11,771,497(2)        16,253,615
                                                -----------     ----------      -----------          -----------
Deferred license income                             270,000              -                -              270,000
                                                -----------     ----------      -----------          -----------
Minority interest                                   271,923              -                -              271,923
                                                -----------     ----------      -----------          -----------
Notes payable to shareholder                              -        275,200         (275,200)(4)                -
                                                -----------     ----------      -----------          -----------
Commitments and contingencies

Shareholders' equity:
  Preferred stock                                         -              -                -                    -
  Common stock                                   25,649,405          8,100           (8,100)(4)       25,649,405
  Additional paid-in capital                              -        227,700         (227,700)(4)                -
  Retained earnings (deficit)                    (4,314,659)     1,476,984       (1,476,984)(4)       (4,314,659)
                                                -----------     ----------      -----------          -----------
Total shareholders' equity                       21,334,746      1,712,784       (1,712,784)          21,334,746
                                                -----------     ----------      -----------          -----------
Total liabilities and shareholders' equity      $33,752,152     $4,324,911      $ 9,697,016          $47,774,079
                                                ===========     ==========      ===========          ===========

                                GARGOYLES, INC.
                PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996

                                                                                                 PRO FORMA
                                                                 GARGOYLES        SUNGOLD       ADJUSTMENTS      PRO FORMA
                                                                -----------     -----------     -----------     -----------
Net sales                                                       $33,094,398     $13,404,588     $        --     $46,498,986
Cost of sales                                                    13,743,496       5,417,067              --      19,160,563
                                                                -----------     -----------     -----------     -----------
Gross profit                                                     19,350,902       7,987,521              --      27,338,423
License income                                                      479,609              --              --         479,609
                                                                -----------     -----------     -----------     -----------
                                                                 19,830,511       7,987,521              --      27,818,032
                                                                -----------     -----------     -----------     -----------
Operating expenses:
  Sales and marketing                                             9,480,986       4,413,145              --      13,894,131
  General and administrative                                      4,399,286       2,840,315         353,000(5)    7,592,601
  Shipping and warehousing                                        1,976,303         524,631              --       2,500,934
  Research and development                                          946,992          45,785              --         992,777
  Stock compensation and IPO bonus                                3,833,140              --              --       3,833,140
                                                                -----------     -----------     -----------     -----------
Total operating expenses                                         20,636,707       7,823,876         353,000      28,813,583
                                                                -----------     -----------     -----------     -----------
Income (loss) from operations                                      (806,196)        163,645        (353,000)       (995,551)
Interest, net                                                    (1,987,812)        (10,062)       (932,000)(6)  (2,929,874)
                                                                -----------     -----------     -----------     -----------
Income (loss) before income taxes                                (2,794,008)        153,583      (1,285,000)     (3,925,425)
Income tax provision (benefit)                                           --              --              --              --
                                                                -----------     -----------     -----------     -----------
Net income (loss)                                               $(2,794,008)    $   153,583     $(1,285,000)    $(3,925,425)
                                                                ===========     ===========     ===========     ===========
Net income (loss) per share                                     $     (0.45)                                    $     (0.63)
                                                                ===========                                     ===========
Weighted average common shares                                    6,217,738                                       6,217,738
                                                                ===========                                     ===========

                                GARGOYLES, INC.
                PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1997


                                                                        PRO FORMA
                                        GARGOYLES        SUNGOLD       ADJUSTMENTS         PRO FORMA
                                        ----------      ----------     -----------        -----------
Net sales                               $8,198,266      $4,261,187      $       --        $12,459,453
Cost of sales                            3,081,997       1,894,249                          4,976,246
                                        ----------      ----------      -----------       -----------
Gross profit                             5,116,269       2,366,938                          7,483,207
License income                             110,000              --                            110,000
                                        ----------      ----------      -----------       -----------
                                         5,226,269       2,366,938              --          7,593,207
Operating expenses:
   Sales and marketing                   2,789,205       1,077,186                          3,866,391
   General and administrative            1,157,001         501,921           88,250(5)      1,747,172
   Shipping and warehousing                409,030         168,397                            577,427
   Research and development                365,291          27,368                            392,659
                                        ----------      ----------      -----------       -----------
Total operating expenses                 4,720,527       1,774,872           88,250         6,583,649
                                        ----------      ----------      -----------       -----------
Income (loss) from operations              505,742         592,066          (88,250)        1,009,558
                                        ----------      ----------      -----------       -----------
Interest, net                               26,791         (19,907)        (233,000)(6)      (226,116)
                                        ----------      ----------      -----------       -----------
Income (loss) before income taxes          532,533         572,159         (321,250)          783,442
Income tax provision                       107,000          13,546           93,000(7)        213,546
                                        ----------      ----------      -----------       -----------
Net income (loss)                       $  425,533      $  558,613      $  (414,250)      $   569,896
                                        ==========      ==========      ===========      ===========
Net income (loss) per share             $     0.06                                        $      0.07
                                        ==========                                        ===========
Weighted average common shares           7,682,882                                          7,682,882
                                        ==========                                        ===========

(1) To record intangible assets for the excess of the purchase price over net assets acquired associated with the Sungold Acquisition. For purposes of calculating intangibles and related amortization, the allocation of the purchase price using the purchase method of accounting is based on the fair value of the assets and liabilities of Sungold that were acquired. The most significant component of intangibles is related to a license agreement with Stussy and is being amortized over the remaining 15-year license term.

(2)     To record debt activity associated with the acquisition of Sungold.

(3)     To accrue costs associated with the acquisition of Sungold.

(4) To eliminate certain liabilities that were not assumed by Gargoyles in addition to the equity associated with the acquisition of Sungold.

(5) To record the amortization of intangibles associated with the Sungold Acquisition.

(6)     To record interest expense for the debt incurred in the Sungold
        Acquisition.

(7) Reflects adjustments for income taxes as if Sungold had been taxed as a C corporation rather than an S corporation and adjustments for income taxes to a consolidated provision.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 GARGOYLES, INC.

Date: June 26, 1997

                                 By: /s/ Steven R. Kingma
                                     ---------------------------------
                                     Steven R. Kingma
                                     Vice President, Chief Financial
                                     Officer, Secretary and Treasurer

                                 EXHIBIT INDEX




EX-23.1         Consent of Ernst & Young LLP